Exhibit 99.1
MARTIN MIDSTREAM PARTNERS
TO ISSUE FIRST QUARTER 2008 RESULTS
AND HOLD INVESTORS’ CONFERENCE CALL
     KILGORE, Texas, May 5, 2008/PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today that it plans to publicly release its financial results for the first quarter ended March 31, 2008 after the market closes on Wednesday, May 7, 2008.
     In addition, Martin Midstream Partners intends to file its quarterly report on Form 10-Q for such quarter after the market closes on Wednesday, May 7, 2008.
     An investors’ conference call to review the first quarter results will be held on Thursday, May 8, 2008, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 9:00 a.m. Central Time on May 8, 2008 through 11:59 p.m. Central Time on May 15, 2008. The access codes for the conference call and the audio replay are as follows: Account No. 286; Conference ID No. 283739. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.
     During the conference call, management will discuss certain non-generally accepted accounting principle financial measures for which reconciliations to the most directly comparable GAAP financial measures will be provided in MMLP’s announcement concerning its financial results for the first quarter and will be available on the investor relations page of the Company’s website.
About Martin Midstream Partners
     Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering, processing and NGL distribution; marine transportation services for petroleum products and by-products; and sulfur and sulfur-based products processing, manufacturing, marketing and distribution.
     Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.
Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Contacts:
     Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner (903) 983-6200.

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